UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2017

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2017 annual meeting of shareholders was held on March 8, 2017. As of the record date for the meeting, the Company had 10,725,012 of common stock outstanding, each of which is entitled to one vote. According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
John R. Belk	8,165,127	192,805	-	1,541,345
Kristina Cashman	8,162,256	195,676	-	1,541,345
Paul Fulton	8,152,527	205,405	-	1,541,345
George W. Henderson, III	8,162,610	195,322	-	1,541,345
J. Walter McDowell	8,144,323	213,609	-	1,541,345
Robert H. Spilman, Jr.	8,124,442	233,490	-	1,541,345
William C. Wampler, Jr.	8,135,659	222,273	-	1,541,345
William C. Warden, Jr.	8,161,312	196,620	-	1,541,345

At the annual meeting, the shareholders also voted on three proposals:

1.	To approve the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan:

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Employee Stock Purchase Plan	8,332,358	12,708	12,866	1,541,345

2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	9,744,756	144,589	9,932	-

3.      To consider and act on an advisory vote regarding the approval of the compensation paid to certain executive officers.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Approval of officer compensation	8,270,245	62,768	24,919	1,541,345

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 9, 2017	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Senior President - Chief Financial Officer